UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 14, 2005 (December 9, 2005)

TODCO

(Exact name of registrant as specified in its charter)

Delaware	1-31983	76-0544217

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 W. Sam Houston Parkway South, Suite 800, Houston, Texas	77042-3615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 278-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

ITEM 1.01 Entry Into A Material Definitive Agreement
     On December 9, 2005, the executive compensation committee (the “Committee”) of the board of directors (the “Board”) of TODCO (the “Company”) reviewed and approved increases in the annual salaries of the Company’s executive officers, effective January 1, 2006. The new salaries for the Company’s named executive officers are set forth below:

Executive Officer	2006 Salary
T. Scott O’Keefe David J. Crowley Dale W. Wilhelm Michael Kelley Randall A. Stafford	$325,000 $275,000 $215,000 $250,000 $220,000
ITEM 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On December 9, 2005, the Board promoted Mr. T. Scott O’Keefe from Senior Vice President and Chief Financial Officer to Executive Vice President—Finance and Administration and Mr. David J. Crowley from Vice President—Marketing to Senior Vice President—Operations. As described in Item 1.01 of this Form 8-K, on December 9, 2005, the Committee reviewed and approved changes to the salaries of each of Messrs. O’Keefe and Crowley in connection with their promotions. Effective as of January 1, 2006, Messrs. O’Keefe and Crowley will receive base salaries payable at an annual rate of $325,000 and $275,000, respectively. These terms modify the terms of the employment agreements between the Company and each of Mr. O’Keefe and Mr. Crowley, incorporated by reference herein as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K. No other modifications have been made to these agreements or to the compensation of Messrs. O’Keefe and Crowley. Messrs. O’Keefe and Crowley will continue to participate in the Company’s 2005 Performance Bonus Plan, as previously described in the Company’s Current Report on Form 8-K filed on February 11, 2005, but such participation will continue at their salaries prior to the above described promotions.
     Mr. O’Keefe, 49, served as Senior Vice President and Chief Financial Officer since July 2002. From April 2002 to July 2002, Mr. O’Keefe was an independent financial consultant. Mr. O’Keefe was Vice President of Pride International, Inc. from September 2001 until April 2002. Mr. O’Keefe was Senior Vice President, Chief Financial Officer and Secretary of Marine Drilling Companies, Inc. from January 1998 until September 2001. From April 1996 to January 1998, Mr. O’Keefe was a consultant to and Senior Vice President and Chief Financial Officer of Grey Wolf, Inc., a contract drilling company. From March 1995 to April 1996, Mr. O’Keefe provided financial consulting services to various energy companies. From June 1980 to March 1995, Mr. O’Keefe held various financial management positions with public and private oil and gas related companies. He began his professional career with Price Waterhouse & Co. in 1978.
     Mr. Crowley, 47, served as Vice President—Marketing since April 2003. Mr. Crowley was Director of Marketing at ENSCO International, Inc. from February 2001 to April 2003, when he joined the company. Mr. Crowley served as Manager of Marketing for the Schlumberger—Integrated Project Management group from November 1999 to January 2001. From February 1997 to October 1999, Mr. Crowley served as Manager of Marketing for Schlumberger Oilfield Services UK Ltd. Prior to February 1997, Mr. Crowley held various management positions in operations, engineering and marketing spanning 17 years for Sedco Inc. and Sedco Forex in Europe, West Africa, Middle East, India and Southeast Asia.
     Also on December 9, 2005, the Board promoted Mr. Dale W. Wilhelm from Vice President and Controller to Vice President and Chief Financial Officer. As described in Item 1.01 of this Form 8-K, on December 9, 2005, the Committee reviewed and approved a change to the salary of Mr. Wilhelm in connection with his promotion. Effective as of January 1, 2006, Mr. Wilhelm will receive a base salary payable at an annual rate of $215,000. No other modifications have been made to the compensation of Mr.

Wilhelm. The terms of Mr. Wilhelm’s new position and compensation are not set forth in a written agreement between Mr. Wilhelm and the Company. Mr. Wilhelm will continue to participate in the Company’s 2005 Performance Bonus Plan, as previously described in the Company’s Current Report on Form 8-K filed on February 11, 2005, but such participation will continue at his salary prior to the above described promotion.
     Mr. Wilhelm, 42, served as Vice President and Controller since July 2003. From July 2002 to July 2003, Mr. Wilhelm was an independent financial consultant. Mr. Wilhelm was Vice President and Controller of Marine Drilling Companies, Inc., a contract drilling company, from May 1998 to July 2002. From August 1997 to May 1998, Mr. Wilhelm was Corporate Controller of Continental Emsco Company, an oilfield equipment manufacturer and distributor, and from September 1994 to August 1997, he was Corporate Controller of Serv-Tech, Inc., an industrial maintenance provider. Mr. Wilhelm was Assistant Corporate Controller for CRSS Inc., an engineering and construction company, from May 1990 to September 1994. Prior to May 1990, Mr. Wilhelm was with the public accounting firm of KPMG, LLP as Audit Manager. Mr. Wilhelm is a certified public accountant.
ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit Number	Description
10.1
Employment Agreement dated July 18, 2002 between T. Scott O’Keefe, R&B Falcon Management Services, Inc. and R&B Falcon Corporation (incorporated by reference from Exhibit 10.8 to Form S-1, Registration No. 333-101921, filed December 18, 2002)

10.2
Amendment No. 1 dated December 12, 2003 to the Employment Agreement dated July 18, 2002 between T. Scott O’Keefe, R&B Falcon Management Services, Inc. and R&B Falcon Corporation (incorporated by reference from Exhibit 10.10 to Amendment 6 of Form S-1, Registration No. 333-101921, filed December 15, 2003)

10.3
Employment Agreement dated April 28, 2003 between David J. Crowley, TODCO Management Services, LLC and TODCO (incorporated by reference from Exhibit 10.9 to Amendment 3 of Form S-1, Registration No. 333-101921, filed September 12, 2003)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODCO
By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President & General Counsel

Dated: December 14, 2005